Calculation of Filing Fee Tables
S-8
Phathom Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	10,000,000	$ 10.22	$ 102,200,000.00	0.0001381	$ 14,113.82
2	Equity	Common Stock, par value $0.0001 per share	Other	2,000,000	$ 10.22	$ 20,440,000.00	0.0001381	$ 2,822.77
Total Offering Amounts:						$ 122,640,000.00		$ 16,936.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,936.59
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. (b) Represents 10,000,000 shares of common stock available for issuance (or that may become available for issuance) under the Phathom Pharmaceuticals, Inc. 2019 Incentive Award Plan pursuant to its terms. (c) Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Unit is $10.22 which is the average of the high and low prices for the registrant's common stock as reported on The Nasdaq Capital Market on March 24, 2026.

[2]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. (b) Represents an additional 2,000,000 shares of common stock available for issuance (or that may become available for issuance) under the Phathom Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan pursuant to its terms. (c) Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Unit is $10.22 which is the average of the high and low prices for the registrant's common stock as reported on The Nasdaq Capital Market on March 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources